Exhibit 99.1

Marinus Appoints Michael R. Dougherty to its Board of Directors

RADNOR, PA, February 1, 2017 (Globe Newswire) — Marinus Pharmaceuticals, Inc. (Nasdaq:MRNS), a biopharmaceutical company dedicated to the development of innovative therapeutics to treat epilepsy and neuropsychiatric disorders, today announced the appointment of Michael R. Dougherty to its Board of Directors.

“Mike is a seasoned executive with extensive experience in executive leadership, finance, and operations within the life sciences industry,” commented Christopher M. Cashman, chief executive officer of Marinus Pharmaceuticals.  “His skills and expertise will complement those of our other board members as we look to advance the clinical development of ganaxolone in patients suffering from seizures and depression.”

Mr. Dougherty has over 30 years of experience in the biopharmaceutical industry, most recently serving as executive chairman of Celator Pharmaceuticals, Inc. Prior to Celator, Mr. Dougherty was chief executive officer and a member of the board of directors of Kalidex Pharmaceuticals, Inc.  Mr. Dougherty also served in a number of capacities during his ten-year tenure at Adolor Corporation, including president and chief executive officer, member of the board of directors, senior vice president of commercial, chief operating officer, and chief financial officer. Prior to Adolor, Mike was president and chief operating officer of Genomics Collaborative, Inc. and served in a variety of senior positions at Genaera Corporation, including president and chief executive officer, and at Centocor, Inc. Mr. Dougherty is currently on the board of directors at Trevena, Inc., Aviragen Therapeutics, Cempra, Inc., and Foundation Medicine Inc.  Mr. Dougherty received a bachelor’s degree from Villanova University.

“This is an exciting time to join the Marinus board,” commented Mr. Dougherty.  “Marinus is positioned to execute on several clinical studies with near-term milestones.  I look forward to working with the Marinus board and management as we advance the development of the ganaxolone franchise.”

About Marinus Pharmaceuticals

Marinus Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to the development of ganaxolone, which offers a new mechanism of action, demonstrated efficacy and safety, and convenient dosing to improve the lives of patients suffering from epilepsy and neuropsychiatric disorders. Ganaxolone is a CNS-selective GABAA modulator that acts on a well-characterized target in the brain known to have both anti-seizure and anti-anxiety effects. Ganaxolone is being developed in three different dose forms (IV, capsule, and liquid) intended to maximize therapeutic reach to adult and pediatric patient populations in both acute and chronic care settings. Marinus is currently evaluating ganaxolone in orphan pediatric indications for the treatment of genetic seizure and behavior disorders, and preparing to initiate Phase 2 studies in status epilepticus, an orphan indication, and postpartum depression. For more information visit www.marinuspharma.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “may”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “believe”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements.  Examples of forward-looking statements contained in this press release include, among others, statements regarding our interpretation of clinical and preclinical studies, assessment of positive nature and notability  of  preliminary data, development plans for our product candidate, including the development of dose forms, the clinical trial testing schedule and milestones, the ability to complete enrollment in our clinical trials, interpretation of scientific basis for ganaxolone use, timing for availability and release of data, the safety, potential efficacy and therapeutic potential of our product candidate and our expectation regarding the sufficiency of our working capital. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements.  Such risks and uncertainties include, among others, the uncertainties inherent in the conduct of future clinical trials, the timing of the clinical trials, enrollment in clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, and other matters, including the development of formulations of ganaxolone, that could affect the availability or commercial potential of our drug candidates.  Marinus undertakes no obligation to update or revise any forward-looking statements.  For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see filings Marinus has made with the Securities and Exchange Commission.

CONTACT:           Lisa M. Caperelli

Executive Director, Investor and Strategic Relations

Marinus Pharmaceuticals, Inc.

484-801-4674

lcaperelli@marinuspharma.com